EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of the  Zacks All-Cap Core Fund, the Zacks Market Neutral Fund, and the Zacks Small-Cap Core Fund, a series of Investment Managers Series Trust (the “Trust”), for the six months ended May 31, 2012 (the “Report”), John P. Zader, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	8/7/12

/s/ John P. Zader
John P. Zader
President and Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer and Chief Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934.